UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

May 16, 2019

TrueCar, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36449	04-3807511
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

120 Broadway, Suite 200
Santa Monica, California 90401
(Address of principal executive offices, including zip code)

(800) 200-2000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	TRUE	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07              Submission of Matters to a Vote of Security Holders.

On May 16, 2019, TrueCar, Inc. (the “Company”) held its 2019 Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, proxies representing 83,730,743 shares (“Shares”) of the Company’s common stock, par value $0.0001 per share, or approximately 79.65% of the Shares entitled to vote, were present and voted on the following three proposals, each of which is described in more detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 3, 2019 (the “Proxy Statement”). The Company’s inspector of elections certified the vote tabulations indicated below.

Proposal 1

The individuals listed below were elected at the Annual Meeting to serve as Class II directors on the Company’s Board of Directors until the Company’s 2022 Annual Meeting of Stockholders or until their successors are duly elected and qualified.

	For	Withheld	Broker Non-Votes
Robert Buce	70,371,134	190,290	13,169,319
John Krafcik	69,010,910	1,550,514	13,169,319
Wesley Nichols	66,170,123	4,391,301	13,169,319

 Proposal 2

Proposal 2 was a management proposal to ratify the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal year ending December 31, 2019, as described in the Proxy Statement. This proposal was approved.

For	Against	Abstained	Broker Non-Votes
83,564,642	153,945	12,156	0

Proposal 3

Proposal 3 was an advisory vote to approve the Company’s named executive officer compensation, as described in the Proxy Statement. This proposal was approved.

For	Against	Abstained	Broker Non-Votes
69,827,315	729,827	4,282	13,169,319

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRUECAR, INC.

By:	/s/ Jeff Swart
Jeff Swart
EVP, General Counsel & Secretary

Date:  May 17, 2019